UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2026

AMPHENOL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	APH	New York Stock Exchange
3.125% Senior Notes due 2032	APH32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2026, Amphenol Corporation (the “Company”) issued and sold €600,000,000 aggregate principal amount of the Company’s 3.375% Senior Notes due 2029 (the “2029 Notes”) and €500,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2034 (the “2034 Notes” and, together with the 2029 Notes, the “Notes”), pursuant to the Company’s Registration Statement on Form S-3 (No. 333-293923) (the “Registration Statement”), including the related prospectus dated March 2, 2026, as supplemented by the prospectus supplement dated May 5, 2026. The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated May 5, 2026, by and between the Company and Barclays Bank PLC, Citigroup Global Markets Limited, Commerzbank Aktiengesellschaft, HSBC Bank plc, BNP PARIBAS, J.P. Morgan Securities plc, Mizuho International plc, Standard Chartered Bank, ING Bank N.V., Belgian Branch and Siebert Williams Shank & Co., LLC.

The Company received net proceeds from the offering of the Notes, after deducting the underwriting discounts and estimated offering expenses payable by the Company, of approximately €1,093.1 million. The Company intends to use the net proceeds from the offering of the Notes to repay borrowings under its U.S. commercial paper program and its 364-day unsecured delayed draw term loan credit agreement, and for general corporate purposes.

The Notes were issued pursuant to an indenture dated as of March 16, 2023 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee, and certain of the terms of each series of the Notes were established pursuant to a certificate issued by officers of the Company dated May 12, 2026 (the “Officers’ Certificate”), in accordance with the Indenture. The Indenture and Officers’ Certificate contain certain covenants and events of default and other customary provisions.

The 2029 Notes bear interest at a rate of 3.375% per year and the 2034 Notes bear interest at a rate of 3.875% per year. Interest on the 2029 Notes is payable annually on May 12 of each year, beginning on May 12, 2027, and interest on the 2034 Notes is payable annually on May 12, of each year, beginning on May 12, 2027. The Company will make each interest payment to holders of each series of Notes that are registered at the close of business on the day that is one business day immediately preceding the applicable interest payment date.

The 2029 Notes will mature on May 12, 2029 and the 2034 Notes will mature on May 12, 2034. Prior to April 12, 2029 (one month prior to the maturity date of the 2029 Notes), the Company may redeem, at its option, some or all of the 2029 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole” premium. On or after April 12, 2029 (one month prior to the maturity date of the 2029 Notes), the Company may redeem, at its option, the 2029 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Prior to February 12, 2034 (three months prior to the maturity date of the 2034 Notes), the Company may redeem, at its option, some or all of the 2034 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole” premium. On or after February 12, 2034 (three months prior to the maturity date of the 2034 Notes), the Company may redeem, at its option, the 2034 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Each series of the Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all of the Company’s other unsecured senior indebtedness outstanding from time to time.

The above descriptions of the Indenture, the Officers’ Certificate and the Notes are qualified in their entirety by reference to the Indenture, the Officers’ Certificate and, as applicable, the 2029 Notes and the 2034 Notes, copies of which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

The exhibits to this Current Report on Form 8-K (except for Exhibit 104) are hereby incorporated by reference in the Registration Statement (No. 333-293923).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the Indenture, the Officers’ Certificate, the 2029 Notes and the 2034 Notes described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 16, 2023, between Amphenol Corporation and U.S. Bank Trust Company, National Association, as trustee (filed as Exhibit 4.1 to the Form S-3 filed on March 16, 2023)

4.2	Officers’ Certificate, dated May 12, 2026, establishing the 2029 Notes and the 2034 Notes pursuant to the Indenture

4.3	Form of Global Note for the 2029 Notes

4.4	Form of Global Note for the 2034 Notes

5.1	Opinion of Latham & Watkins LLP, New York, New York

23.1	Consent of Latham & Watkins LLP, New York, New York (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Craig A. Lampo
Craig A. Lampo
Executive Vice President and Chief Financial Officer

Date: May 12, 2026